SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934
DATE OF REPORT:
May 21, 2009
(Date of Earliest Event Reported)
MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047 (Commission File Number)	04-2870273 (I.R.S. Employer Identification No.)
INDEPENDENT BANK CORP.
288 UNION ST., ROCKLAND, MA
(Address of Principal Executive Offices)
02370
(Zip Code)
NOT APPLICABLE
(Former Address of Principal Executive Offices)
(Zip Code)
781-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement
Executive Compensation: Restricted Stock Awards
     On May 21, 2009 Independent Bank Corp. (the “Company”) made restricted stock awards of the Company’s Common Stock pursuant to the Independent Bank Corp. 2005 Employee Stock Option Plan (the “2005 Plan”) to Executive Officers of the Company and/or its wholly-owned bank subsidiary Rockland Trust Company (“Rockland Trust”), as follows:

		# Shares Restricted Stock
Executive Officer	Position	Award
Christopher Oddleifson	President and Chief Executive Officer of the Company and of Rockland Trust	33,000
Raymond G. Fuerschbach	Senior Vice President, Human Resources, of Rockland Trust	7,000
Edward F. Jankowski	Chief Technology and Operations Officer of Rockland Trust	7,000
Jane L. Lundquist	Executive Vice President of Rockland Trust	13,000
Gerard F. Nadeau	Executive Vice President of Rockland Trust	13,000
Edward H. Seksay	General Counsel of the Company and of Rockland Trust	7,000
Denis K. Sheahan	Chief Financial Officer of the Company and of Rockland Trust	13,000
     The 2005 Plan is incorporated by reference to the Company’s Definitive Proxy Statement for the 2005 Annual Meeting of Stockholders which was filed with the Securities Exchange Commission on March 11, 2005.
     The restricted stock awards vest over a five-year period, with twenty percent (20%) vesting in equal annual increments over the five year period from the date of grant (i.e., one-fifth vesting on each of May 21, 2010, May 21, 2011, May 21, 2012, May 21, 2013, and May 21, 2014).
     The form of Restricted Stock Agreement used for Mr. Oddleifson is attached as Exhibit 99.1.
     The form of Restricted Stock Agreement used for all of the other Executive Officers is attached as Exhibit 99.2.

Item 8.01 Other Events
     On May 27, 2009 the Company paid $2,200,000 to the United States Department of the Treasury (the “Treasury”) to repurchase the Warrant to buy 481,664 Shares of the Company’s common stock at a strike price of $24.34 per share that the Company had issued to the Treasury on January 9, 2009.
SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.
DATE: May 27, 2009	BY:	/s/ Edward Seksay
Edward Seksay
General Counsel